Exhibit 10.14
BitGo Holdings, Inc.
Non-Employee Director Compensation Policy
Each member of the Board of Directors (the “Board”) of BitGo Holdings, Inc. (the “Company”) who is a non-employee director of the Company (each such member, a “Non-Employee Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (this “Policy”) for such Non-Employee Director’s service on the Board. This Policy is effective as of the closing of the sale of shares of the Company’s Class A common stock to the public pursuant to a registration statement declared effective by the U.S. Securities and Exchange Commission (the “Effective Date”). This Policy may be amended or terminated at any time in the sole discretion of the Board.
1.Eligibility
Non-Employee Directors who serve on the Board on or after the Effective Date shall be eligible to receive the compensation set forth in this Policy.
2.Equity Compensation
Equity awards made pursuant to this Policy will be granted under the Company’s 2025 Equity Incentive Plan or any successor equity incentive plan (as applicable, the “Plan”).
Initial Award. Each person who joins the Board for the first time as a Non-Employee Director following the Effective Date, other than any person who transitions from an employee role to a Non-Employee Director, will be granted an award of restricted stock units (“RSUs”) for a number of shares of the Company’s Class A common stock having a value of $575,000 (the “Initial Award”). The Initial Award will automatically, and without any further action of the Board, be granted on the date such individual commences service as a Non-Employee Director (or, if such date is not a trading day, the first trading day thereafter) (as applicable, the “Initial Award Grant Date”). The number of shares of the Company’s Class A common stock subject to the Initial Award shall be determined by dividing (a) the designated dollar amount set forth above by (b) the average closing price of Company Class A common stock for the last completed full calendar month occurring immediately prior to the calendar month in which the Initial Award Grant Date occurs, rounded down to the nearest whole share. The Initial Award will vest as to 1/3rd of the total RSUs subject to the Initial Award on each of the first, second and third annual anniversaries of the Initial Award Grant Date, in each case, so long as the Non-Employee Director continues to serve as a Non-Employee Director through such date. For purposes of equity awards granted pursuant to this Policy, if a Non-Employee Director’s Service ends on the date of vesting, then the vesting shall be deemed to have occurred.
Annual Award. On the date of each annual meeting of the Company’s stockholders commencing with the ﬁrst annual meeting of the Company’s stockholders following the Effective Date (the “Annual Award Grant Date”) and without any further action of the Board, each Non-Employee Director who has provided at least six (6) months of service as a Non-Employee Director as of such date, and who will continue to serve on the Board following such date, will automatically be granted an award of RSUs for a number of shares of Class A common stock having a value of $300,000 (the “Annual Award”). The number of shares of the Company’s Class A common stock subject to the Annual Award shall be determined by dividing (a) the designated dollar amount set forth above by (b) the average closing price of Company Class A common stock for the last completed full calendar month occurring immediately prior to the calendar month in which the Annual Award Grant Date occurs, rounded down to the nearest whole share. The Annual Award shall vest in full on the earlier of (i) the one-year anniversary of the Annual Award Grant Date and (ii) the next annual meeting of the Company’s stockholders, so long as the Non-Employee Director continues to serve as a Non-Employee Director through the applicable vesting date.

Change in Control. The Initial Award and the Annual Award shall accelerate in full immediately prior to the consummation of a Corporate Transaction (as defined in the Equity Plan) if the applicable Non-Employee Director is then in Service to the Company.
3.Compensation Limit
Notwithstanding any other provision of this Policy to the contrary, compensation payable to Non-Employee Directors will also be subject to the annual limitations set forth in the Plan.
4.Ability to Decline Compensation
A Non-Employee Director may decline all or any portion of such Non-Employee Director’s compensation under the Policy by giving notice to the Company prior to the date the equity awards are to be granted.
5.Expenses
The Company will reimburse each Non-Employee Director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings; provided, that the Non-Employee Director timely submits to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, if applicable, as in effect from time to time.